UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2020

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Streeterville Note Purchase

On November 23, 2020, Monaker Group, Inc. (the “Company”, “we” or “us”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (“Streeterville”), pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $5,520,000 (the “Streeterville Note”). Streeterville paid consideration of (a) $3,500,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “Investor Note”), in consideration for the Streeterville Note, which included an original issue discount of $500,000 (the “OID”) and reimbursement of Streeterville’s transaction expenses of $20,000. A total of $350,000 of the OID is fully earned and the remaining $150,000 is not fully earned until the Investor Note is fully-funded by Streeterville.

The Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on November 23, 2021). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the Streeterville Note, not to exceed an amount of $875,000 per month if the Investor Note has not been funded by Streeterville, and $1.25 million in the event the Investor Note has been funded in full. In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the Streeterville Note. Under certain circumstances, the Company may defer the redemption payments up to three times, for 30 days each, provided that upon each such deferral the outstanding balance of the Streeterville Note is increased by 2%. Subject to the terms and conditions set forth in the Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the Streeterville Note at any time subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid. For so long as the Streeterville Note remains outstanding, the Company has agreed to pay to Streeterville 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock, which payments will be applied towards and will reduce the outstanding balance of the Streeterville Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the Streeterville Note (each an “Equity Payment”). Each time that we fail to pay an Equity Payment, the outstanding balance of the Streeterville Note automatically increases by 10%. Additionally, in the event we fail to timely pay any such Equity Payment, Streeterville may seek an injunction which would prevent us from issuing common or preferred stock until or unless we pay such Equity Payment.

The Streeterville Note provides that if any of the following events have not occurred on or before April 30, 2021, the then outstanding balance of the note (including accrued and unpaid interest) increases by an amount equal to 25% of the then-current outstanding balance thereof: (a) HotPlay Enterprise Limited (“HotPlay”) must have become a wholly-owned subsidiary of the Company; (b) during the period beginning on July 21, 2020, and ending on the date that certain Share Exchange Agreement entered into with HotPlay and the HotPlay stockholders dated July 23, 2020, as amended from time to time (the “HotPlay Share Exchange Agreement” and the transactions contemplated therein, the “HotPlay Share Exchange”) is consummated, HotPlay must have raised at least $15,000,000 in cash through equity investments; (c) upon consummation of the HotPlay Share Exchange, all outstanding debt owed by the Company to HotPlay must have either been forgiven by HotPlay or converted into the Company’s common stock; (d) HotPlay must have become a co-borrower on the Streeterville Note; and (e) the Company must have paid off all outstanding debt obligations to the Donald P. Monaco Insurance Trust, of which Donald P. Monaco is the trustee and the Chairman of the Board of Directors of the Company (the “Monaco Trust”)(which has a current balance of approximately $2.8 million) and National Bank of Commerce (formerly Republic Bank)(“National Bank”, which has a current balance of approximately $1.2 million), in full.

The Note Purchase Agreement required that we repay all indebtedness owed to National Bank and any other secured creditor (other than Iliad Research and Trading, L.P.) and file UCC-3 termination statements terminating all existing UCC financing statements currently filed against the Company and that we only use the proceeds received from the sale of the Streeterville Note to: (a) repay indebtedness owed to National Bank and any other secured creditor (other than Iliad Research and Trading, L.P.); and (b) purchase capital stock of Axion Ventures, Inc. (“Axion”), of which the Company has previously acquired a 33.85% interest, as described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on November 18, 2020; and Longroot Ltd., a Cayman Islands company (“Longroot”), of which the Company has previously acquired an indirect 57% interest, as described in the Current Report on Form 8-K filed by the Company with the SEC on November 19, 2020, and for no other purpose. The Company anticipates repaying the National Bank debt in full by the middle of December 2020.

Pursuant to the Streeterville Note, we provided Streeterville a right of first refusal to purchase any promissory note, debenture, or other debt instruments which we propose to sell, other than sales to officers or directors of the Company and/or sales to the government. Each time, if ever, that we provide Streeterville such right, and Streeterville does not exercise such right to provide such funding, the outstanding balance of the Streeterville Note increases by 3%, unless the proceeds from such sale(s) are used to repay the Streeterville Note in full. Each time, if ever, that we fail to comply with the terms of the right of first refusal, the outstanding balance of the Streeterville Note increases by 10%. The Streeterville Note includes offset rights against the Investor Note.

Additionally, upon each major default described in the Streeterville Note (i.e., the failure to pay amounts under the Streeterville Note when due or to observe any covenant under the Note Purchase Agreement (other than the requirement to make Equity Payments)) the outstanding balance of the Streeterville Note automatically increases by 15%, and for each other default, the outstanding balance of the Streeterville Note automatically increases by 5%, provided such increase can only occur three times each as to major defaults and minor defaults, and that such aggregate increase cannot exceed 30% of the balance of the Streeterville Note immediately prior to the first event of default.

In connection with the Note Purchase Agreement and the Streeterville Note, the Company entered into a Security Agreement with Streeterville (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company.

The Note Purchase Agreement and the Streeterville Note contain customary events of default, including if we undertake a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent. As described in the Streeterville Note; upon the occurrence of certain events of default, the outstanding balance of the Streeterville Note will become automatically due and payable; and upon the occurrence of other events of default, Streeterville may declare the outstanding balance of the Streeterville Note immediately due and payable at such time or at any time thereafter. After the occurrence of an event of default (and upon written notice from Streeterville), interest on the Streeterville Note will accrue at a rate of 22% per annum, or such lesser rate as permitted under applicable law. The Note Purchase Agreement prohibits Streeterville from shorting our stock through the period that Streeterville holds the Streeterville Note.

The Purchase Agreement also provides for indemnification of Streeterville and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties, or covenants under the Note Purchase Agreement.

The Investor Note, in the principal amount of $1,500,000, evidences amounts payable by Streeterville to the Company as partial consideration for the acquisition of the Streeterville Note. The Investor Note accrues interest at the rate of 10% per annum, payable in full on November 23, 2021, subject to a 30-day extension exercisable at the option of Streeterville, and may be prepaid at any time. Streeterville may, in its sole discretion, designate collateral as security for its obligations under the Investor Note, provided that currently there is no collateral evidencing the repayment of such note. In the event (i) of the occurrence of any event of default under the Streeterville Note, (ii) of a breach of any material term, condition, representation, warranty, covenant or obligation of the Company under any agreement entered into with Streeterville along with the Note Purchase Agreement, or (iii) if the Company sells, transfers, assigns, pledges or hypothecates the Investor Note, or attempts to do any of the foregoing, Streeterville is entitled to deduct and offset any amount owing by the Company under the Streeterville Note from any amount owed by Streeterville under the Investor Note (provided that such amount is automatically offset if Streeterville has not exercised its offset right within 30 days prior to the maturity date of the Investor Note). The Investor Note includes customary events of default, subject to cure rights where applicable.

The Company engaged Ascendiant Capital Markets, LLC to serve as placement agent for the transaction between the Company and Streeterville in exchange for a commission equal to 7% of the gross cash proceeds received from the sale of the Streeterville Note ($245,000).

The Company intends to use the net proceeds from the sale of the Streeterville Note to (a) repay indebtedness owed to National Bank; (b) repay amounts owed to the Monaco Trust; and (c) purchase capital stock of Axion and Longroot (including, at the option of the Company, paying amounts due to the seller of Longroot, Inc., a Delaware corporation pursuant to the November 2, 2020, Stock Purchase Agreement, as previously disclosed), provided that the Company does not currently have any agreements in place with any parties relating to the acquisition of any additional shares of Axion or Longroot.

The description of the Note Purchase Agreement, the Streeterville Note, the Investor Note, and the Security Agreement is qualified in its entirety by the full text of the Note Purchase Agreement, the Streeterville Note, the Investor Note, and the Security Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

2nd November 2020 HotPlay Convertible Note

On November 24, 2020, HotPlay Enterprise Limited (“HotPlay”, which is a party, together with its stockholders, to a Share Exchange Agreement, dated July 21, 2020, with the Company (as amended to date, the “Exchange Agreement”)), loaned the Company $100,000 (the “2nd November 2020 Loan”).

The 2nd November 2020 Loan was made pursuant to the terms of the Exchange Agreement. The Exchange Agreement and related transactions are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 27, 2020, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2020 (as to the first amendment thereto) and the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 18, 2020 (as to the second amendment thereto).

The 2nd November 2020 Loan was evidenced by a Convertible Promissory Note dated effective November 24, 2020, in the amount of $100,000 (the “2nd November 2020 HotPlay Note”).

HotPlay previously advanced the Company (a) $300,000 under the terms of a substantially similar convertible promissory note on September 1, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2020, (b) $700,000 under the terms of a substantially similar convertible promissory note on September 18, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 24, 2020; (c) $1,000,000 under the terms of a substantially similar convertible promissory note on September 30, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 1, 2020; and (d) $400,000 under the terms of a substantially similar convertible promissory note on or around November 3, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 6, 2020.

The advances were, and the entry into the 2nd November 2020 HotPlay Note was, a required condition to the Exchange Agreement, under which HotPlay was required to loan us $1,000,000 on or before August 31, 2020, which date was mutually agreed to be extended through September 18, 2020, which payment has been received, and is required to loan us an additional $1,000,000 (each a “Subsequent Loan”, and together with the initial loan, the “HotPlay Loans”), on September 30, 2020 (which payment was made as described above), and on the 15th day of each calendar month thereafter (each a “Required Lending Date”), through the date of closing of the Exchange Agreement. To date, HotPlay has loaned us an aggregate of $2,500,000 (when including the $100,000 loan described above).

The 2nd November 2020 HotPlay Note and the Convertible Promissory Notes entered into to evidence the other HotPlay Loans (collectively, the “HotPlay Notes”) have an interest rate of 1% per annum.

The HotPlay Notes are automatically forgiven by HotPlay in the event the Exchange Agreement is terminated:

(a) by written agreement of the parties thereto;

(b) by HotPlay (and its stockholders) if the closing has not occurred on or before the required date set forth in the Exchange Agreement (currently December 31, 2020);

(c) by the Company if either:

(i) HotPlay has not completed the acquisition of (A) 49% of the Class A shares of the capital stock of HotPlay (Thailand) Company Limited (“HP Thailand”); and (B) (x) not less than 90% of the voting, and (y) 95% of the economic and liquidation rights associated with, HP Thailand through a preferred share structure by November 15, 2020; or

(ii) the closing has not occurred on or before December 31, 2020, unless the failure of the closing to have occurred is attributable to a failure on the part of the Company;

(d) by the Company if HotPlay (x) is not able to obtain audited and interim financial statements in the form required by the Securities and Exchange Commission, or (y) does not supply all of the information required for the Company to file its initial proxy statement to seek approval of among other things, the Exchange Agreement, by November 15, 2020 (which date has been extended by the Company);

(e) by the Company, if there is a material adverse effect on HotPlay or any schedule delivered by HotPlay is found to be materially misleading or conflict with any prior written or oral statement delivered to the Company; or

(f) by the Company, if any representations or warranties made by HotPlay or its stockholders in the Exchange Agreement are found to be materially inaccurate or any covenants are breached.

Alternately, if the Exchange Agreement is terminated:

(a) by HotPlay or its principal stockholder (as applicable) because a governmental authority of competent jurisdiction issues a final non-appealable order, or takes any other action having the effect of, permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Exchange Agreement (a “Government Action”);

(b) by HotPlay if any event occurs that makes it impossible to satisfy a condition precedent to the Exchange Agreement;

(c) by HotPlay if there is a material adverse effect on the Company; or

(d) by HotPlay if any representations or warranties made by the Company in the Exchange Agreement are found to be materially inaccurate or any covenant of the Company is breached; or by the Company in connection with a Government Action or any event occurs that makes it impossible to satisfy a condition precedent to the Exchange Agreement (except as discussed above in connection with events which result in the automatic forgiveness of the HotPlay Notes), then the outstanding principal amount of the HotPlay Notes together with all accrued and unpaid interest thereon, automatically convert into fully paid and nonassessable shares of the Company’s common stock at a conversion price of $2.00 per share.

In the event the transactions contemplated by the Share Exchange close, it is anticipated that the HotPlay Notes will be forgiven as intracompany loans.

If the Company fails to deliver the shares due upon a conversion within five business days, or the Company enters into a voluntary or involuntary bankruptcy proceeding, then HotPlay can declare the entire amount of the notes due and payable (provided the notes are automatically due upon the occurrence of certain bankruptcy events), and such note will accrue interest at the rate of 18% per annum until paid in full.

The foregoing description of the 2nd November 2020 HotPlay Note above is subject to and qualified in its entirety by, the form of 2nd November 2020 HotPlay Note, attached as Exhibit 10.5 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “Streeterville Note Purchase” (including, but not limited to the description of the Streeterville Note), to the extent required by this Item 2.03, is incorporated herein by reference.

The information in Item 1.01 above under the heading “2nd November 2020 HotPlay Convertible Note”, including, but not limited to, the description of such 2nd HotPlay November 2020 Note and loan, is incorporated into this Item 2.03 in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the 2nd November 2020 HotPlay Note is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient confirmed that it was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If converted in full (without factoring in accrued interest), the 2nd November 2020 HotPlay Note would convert into an aggregate of 50,000 shares of the Company’s common stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “Streeterville Note Purchase” (including the description of the Note Purchase Agreement, Streeterville Note, and Investor Note), to the extent required by this Item 3.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated November 23, 2020, by and between Monaker Group, Inc. and Streeterville Capital, LLC
10.2*#	$5,520,000 Secured Promissory Note dated November 23, 2020, evidencing amounts owed by Monaker Group, Inc. to Streeterville Capital, LLC
10.3*	$1,500,000 Investor Note dated November 23, 2020, evidencing amounts owed by Streeterville Capital, LLC to Monaker Group, Inc.
10.4*	Security Agreement dated November 23, 2020, by Monaker Group, Inc. in favor of Streeterville Capital, LLC
10.5*	$100,000 Convertible Note by and among Monaker Group, Inc. and HotPlay Enterprise Limited, effective as of November 24, 2020

* Filed herewith.

# Certain schedules, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the HotPlay Exchange Agreement and the transactions contemplated therein, the “HotPlay Share Exchange”, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the stockholders of HotPlay (the “HotPlay Stockholders”), or the Company (collectively, the “Share Exchange Parties”) to terminate the HotPlay Exchange Agreement; the effect of such terminations; the outcome of any legal proceedings that have been, and may be, instituted against Share Exchange Parties or their respective directors; the ability of the HotPlay Stockholders to timely obtain required audits of HotPlay and where applicable, its subsidiary; the ability to obtain regulatory and other approvals and meet other closing conditions to the HotPlay Exchange Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the HotPlay Exchange Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the HotPlay Exchange Agreement; delays in obtaining required financial statements for HotPlay and prior acquisitions of the Company, to the extent required; difficulties and delays in integrating HotPlay’s and the Company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the Company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the HotPlay Share Exchange when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the HotPlay Share Exchange; the ability of HotPlay and the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the HotPlay Share Exchange; the significant dilution which will be created to ownership interests of the Company in connection with the closing of the HotPlay Share Exchange; the continued availability of capital and financing following the HotPlay Share Exchange; the ability of the Company to obtain sufficient funding to support its operations through the closing date of the HotPlay Share Exchange; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed HotPlay Share Exchange, the Company will file with the Securities and Exchange Commission (SEC) a proxy statement to seek stockholder approval for the HotPlay Share Exchange and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the Company seeking their approval of the respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED HOTPLAY SHARE EXCHANGE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY, AND THE PROPOSED HOTPLAY SHARE EXCHANGE, AND RISKS ASSOCIATED THEREWITH.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.monakergroup.com. Certain documents filed with the SEC by the Company will also be available free of charge by accessing the Company’s website at www.monakergroup.com under the heading “Stock Info” or, and all documents filed by the Company with the SEC are available by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the Company in respect of the proposed HotPlay Exchange Agreement under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the HotPlay Exchange Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: November 27, 2020	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated November 23, 2020, by and between Monaker Group, Inc. and Streeterville Capital, LLC
10.2*#	$5,520,000 Secured Promissory Note dated November 23, 2020, evidencing amounts owed by Monaker Group, Inc. to Streeterville Capital, LLC
10.3*	$1,500,000 Investor Note dated November 23, 2020, evidencing amounts owed by Streeterville Capital, LLC to Monaker Group, Inc.
10.4*	Security Agreement dated November 23, 2020, by Monaker Group, Inc. in favor of Streeterville Capital, LLC
10.5*	$100,000 Convertible Note by and among Monaker Group, Inc. and HotPlay Enterprise Limited, effective as of November 24, 2020

* Filed herewith.

# Certain schedules, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.